Exhibit 8.1

MITCHELL SILBERBERG & KNUPP LLP

A LAW PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

Andrew E. Katz A Professional Corporation (310) 312-3738 Phone (310) 231-8408 Fax aek@msk.com

September 15, 2006

Via Edgar

UPFC Auto Financing Corporation

421 W. Harwood Road, Suite 110

Hurst, Texas 76054

Re:	UPFC Auto Receivables Owner Trusts
Registration Statement on Form S-3

Dear Ladies and Gentlemen

We have acted as legal counsel for UPFC Auto Financing Corporation (the “Registrant”), a Texas corporation, in connection with the preparation of the Registrant’s Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Registration Statement”), being filed today with the Securities and Exchange Commission relating to the issuance of one or more series of asset-backed securities (the “Notes”) secured by the assets of one or more series of UPFC Auto Receivables Owner Trusts (each a “Trust”).

In rendering the opinion set forth below, we have examined the Registration Statement (the “Form S-3”) and such exhibits to the Form S-3 as we have considered necessary or appropriate for the purposes of this opinion. In rendering this opinion, we have assumed that a final version of the Form S-3 will become the effective Registration Statement of the Registrant without material change in the facts stated, and that the issuance of the Notes will be duly authorized by all necessary action and duly executed substantially in the manner described in the Form S-3. In rendering this opinion, we have relied upon certain representations regarding the underlying facts set forth in the Form S-3, including the existence, nature and sufficiency of the retail installment contracts and installment loans which shall be held as assets of each Trust, as set forth in certain certificates provided by officers of the Registrant and by officers of United Auto Credit Corporation. The opinion set forth herein is expressly based upon such assumptions and representations and upon the accuracy of those facts so assumed or represented. With respect to the underlying facts, we have made only such factual inquiries as we have deemed appropriate and have not independently verified any facts.

Based upon and subject to the foregoing, and in reliance thereon and subject to the assumptions, exceptions and qualifications set forth herein, it is our opinion that the information contained in the Form S-3 under the caption “Material Federal Income Tax Consequences” and the opinions set forth under that caption, to the extent that such information constitutes matters of law or legal conclusions, is correct.

11377 West Olympic Boulevard, Los Angeles, California 90064-1683
Phone: (310) 312-2000 Fax: (310) 312-3100 Website: WWW.MSK.COM

MITCHELL SILBERBERG & KNUPP LLP

September 15, 2006

The opinions expressed in this letter are based upon relevant provisions of the Internal Revenue Code of 1986, as amended, the California Revenue and Taxation Code, federal and state income tax regulations, and current interpretations thereof as expressed in court decisions and administrative determinations in effect on this date. All of these provisions, regulations and interpretations are subject to changes which might result in substantial modifications of our opinions, and we do not undertake to advise you of any such modification. We caution that although the opinions expressed in this letter represents our best legal judgment as to such matter, our opinions have no binding effect on the Internal Revenue Service, the California Franchise Tax Board or the courts.

We have expressed no opinion as to other tax issues affecting the Registrant, the purchasers of the Notes or any other participant to the transactions described in the Form S-3. We expressly refrain from rendering any opinion as to the tax laws of any state (or subdivision thereof) other than California or any foreign country.

IRS CIRCULAR 230: UNDER U.S. TREASURY REGULATIONS, WE ARE REQUIRED TO INFORM YOU THAT ANY TAX ADVICE CONTAINED IN THIS COMMUNICATION (INCLUDING ANY ATTACHMENT) IS NOT INTENDED TO BE USED, AND CANNOT BE USED, TO AVOID PENALTIES IMPOSED UNDER THE INTERNAL REVENUE CODE.

We consent to the filing of this opinion with, and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

Very truly yours,

/S/ MITCHELL SILBERBERG & KNUPP LLP

MITCHELL SILBERBERG & KNUPP LLP